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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 25, 2001 relating to the financial statements and financial statement schedule as of December 31, 2000 and 1999, and for each of the two years then ended, which appear in Sapient Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
October 31, 2001